
                                                                   Exhibit B-6.1

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                         DIABLO CANYON FACILITY LEASE

                                BY AND BETWEEN

                              DIABLO CANYON LLC,
                                   as Lessor

                                      AND

                           ELECTRIC GENERATION LLC,
                                   as Lessee

                       DATED AS OF _______________, ____



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                               TABLE OF CONTENTS

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
ARTICLE I      DEFINITIONS AND INTERPRETATION.......................................  1
     Section 1.01.  Defined Terms...................................................  1
     Section 1.02.  References......................................................  1
     Section 1.03.  Titles and Headings.............................................  2
     Section 1.04.  No Strict Construction..........................................  2
ARTICLE II     LEASE OF DIABLO CANYON POWER PLANT...................................  2
     Section 2.01.  Lease of the Facility...........................................  2
     Section 2.02.  Lease Term......................................................  2
     Section 2.03.  Rent............................................................  3
     Section 2.04.  Quiet Enjoyment.................................................  3
     Section 2.05.  Return of Facility..............................................  3
ARTICLE III    OBLIGATIONS AND AUTHORITIES OF LESSEE................................  3
     Section 3.01.  Operation of the Diablo Canyon Power Plant......................  3
     Section 3.02.  Lessee's Obligations............................................  4
            (a)     Compliance with Laws and Regulations............................  4
            (b)     General Operation, Maintenance, Management and Administration...  4
            (c)     Safety..........................................................  4
            (d)     Modifications...................................................  4
            (e)     Documentation...................................................  4
            (f)     Insurance.......................................................  5
            (g)     Licenses and Permits............................................  5
            (h)     Contract and Claims Administration..............................  5
            (i)     Decommissioning.................................................  6
            (j)     Costs and Expenses..............................................  6
            (k)     Access to and Control of the Exclusion Area.....................  6
ARTICLE IV     LIABILITIES OF THE PARTIES...........................................  6
     Section 4.01.  Limitations of Liability........................................  6
     Section 4.02.  No Warranties or Guarantees.....................................  7
ARTICLE V      GENERAL PROVISIONS...................................................  7
     Section 5.01.  Complete Agreement..............................................  7
     Section 5.02.  Counterparts....................................................  7
     Section 5.03.  Notices.........................................................  7

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                               TABLE OF CONTENTS
                                  (continued)

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
     Section 5.04.  Waivers.................................................   8
     Section 5.05.  Amendments..............................................   8
     Section 5.06.  Assignment..............................................   8
     Section 5.07.  Successors and Assigns..................................   8
     Section 5.08.  Third Party Beneficiaries...............................   9
     Section 5.09.  Governing Law...........................................   9
     Section 5.10.  Severability............................................   9
     Section 5.11.  Compliance with Laws....................................   9
     Section 5.12.  No Joint Venture........................................   9
     Section 5.13.  Further Assurances......................................   9
EXHIBIT A - DESCRIPTION OF DIABLO CANYON POWER PLANT........................ A-1

                         DIABLO CANYON FACILITY LEASE
                         ----------------------------

     THIS DIABLO CANYON FACILITY LEASE (this "Facility Lease") is made and
                                              --------------
entered into as of __________________________, ____ by and between Diablo Canyon LLC, a California limited liability company ("Lessor"), and Electric Generation
                                              ------
LLC, a California limited liability company and the sole member of Lessor ("Lessee"). Lessor and Lessee are individually, together with their successors
--------
and permitted assigns, referred to herein as a "Party" and, collectively, as the
                                                -----
"Parties."
 -------

                                   RECITALS

     A. Lessor has acquired all right, title, estate and interest in and to Units One and Two of the Diablo Canyon Power Plant and all assets related thereto (individually, a "Unit," and collectively, the "Diablo Canyon Power
                          ----                          -------------------
Plant"), all as more particularly described on Exhibit A.
-----                                          ---------

     B.   The United States Nuclear Regulatory Commission (the "NRC") has issued
                                                                ---
facilities operating licenses for the Diablo Canyon Power Plant (DPR-80 for Unit 1 and DPR-82 for Unit 2) pursuant to which Lessor has been issued a license to own, and Lessee has been issued a license to possess, use and operate, the Diablo Canyon Power Plant.

     C. Pursuant to this Facility Lease, Lessor will lease the Diablo Canyon Power Plant to Lessee for the Lease Term (as defined in Section 2.02 below).

     In consideration of the premises and mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND INTERPRETATION

     Section 1.01. Defined Terms. Capitalized terms used herein without definition have the meanings set forth in the Glossary of Terms attached hereto as Appendix A.
   ----------

     Section 1.02. References. Unless a clear contrary intention appears, in this Facility Lease,

          (a)  reference to the singular includes the plural and vice versa;

          (b) reference to any agreement (including this Facility Lease), document or instrument means that agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof;

          (c) reference to any Article, Section, Appendix, Schedule or Exhibit means Articles and Sections of, and Appendices, Schedules and Exhibits to, this Facility Lease;

          (d) "hereof," "hereby" and "herein" and words of similar meaning refer to this Facility Lease as a whole and not to any particular Article, Section or provision of this Facility Lease;

          (e) "include," "includes" and "including" mean including without limiting the generality of any description preceding that term;

          (f) any provision in this Facility Lease referring to an action to be taken by any Person or that such Person is prohibited from taking, shall apply whether such action is taken directly or indirectly by such Person; and

          (g) any reference to a Person includes such Person's successors and permitted assigns.

     Section 1.03. Titles and Headings. Titles and headings to Articles and Sections of this Facility Lease and to Appendices and Exhibits are inserted for the convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Facility Lease. Any capitalized term used in any Appendix or Exhibit, but not defined in that Appendix or Exhibit, has the meaning assigned to that term elsewhere in this Facility Lease.

     Section 1.04. No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Facility Lease. In the event an ambiguity or question of intent or interpretation arises with respect to this Facility Lease or any of the documents delivered pursuant hereto, this Facility Lease and such documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of the authorship of any of the provisions of this Facility Lease or such documents.

                                  ARTICLE II

                      LEASE OF DIABLO CANYON POWER PLANT

     Section 2.01. Lease of the Facility. Lessor hereby leases the Diablo Canyon Power Plant, upon the terms and conditions set forth herein, to Lessee for the Lease Term, and Lessee hereby leases the Diablo Canyon Power Plant, upon the terms and conditions set forth herein, from Lessor.

     Section 2.02.  Lease Term.  The term of this Facility Lease (the "Lease
                                                                       -----
Term") shall commence on the Transfer Date and shall terminate, with respect to
----
each Unit, on the date that Lessee is no longer licensed by the NRC to possess, use or operate that Unit and, with respect to Common Facilities (as described in Exhibit A), on the date that Lessee is no longer licensed by the NRC to possess,
---------
use or operate either Unit or the Common Facilities; provided that, if

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Decommissioning Activities (as defined in Section 3.02(i) below) are still underway with respect to any Unit or the Common Facilities, this Facility Lease shall not terminate until all Decommissioning Activities have been completed.

     Section 2.03. Rent. Lessee agrees to pay Lessor rent during the Lease Term in an amount equal to one dollar ($1.00) per year.

     Section 2.04. Quiet Enjoyment. Lessor agrees that it shall not interfere with or interrupt the quiet enjoyment of the use, operation and possession by Lessee of the interest in the Diablo Canyon Power Plant conveyed by this Facility Lease.

     Section 2.05. Return of Facility. Upon the expiration of the Lease Term, Lessee, at its own cost and expense, shall return the Diablo Canyon Power Plant to Lessor by surrendering the Diablo Canyon Power Plant into the possession of Lessor. In connection with such return, Lessee shall (a) assign or transfer, to the extent permitted by applicable Law, to Lessor, any and all licenses, permits, approvals and consents of any Governmental Authorities or other Persons that are held in the name of Lessee and are or will be required to be obtained by Lessor in connection with the possession, use, operation or maintenance of the Diablo Canyon Power Plant; and (b) provide Lessor with copies of all documents, instruments, plans, maps, specifications, manuals, drawings and other documentary materials relating to the installation, maintenance, operation, construction, design, modification and repair of the Diablo Canyon Power Plant, or any portion thereof, as shall be in Lessee's possession or under its control and shall be reasonably appropriate or necessary for the ownership, possession, use, operation or maintenance of the Diablo Canyon Power Plant or any component thereof.

                                  ARTICLE III

                     OBLIGATIONS AND AUTHORITIES OF LESSEE

     Section 3.01. Operation of the Diablo Canyon Power Plant. Lessee shall have sole and complete authority and responsibility to possess, use and operate the Diablo Canyon Power Plant, including the exclusive right to all of the net electrical output and capacity from the Diablo Canyon Power Plant. Lessee agrees to possess, use and operate the Diablo Canyon Power Plant in accordance with (i) NRC Requirements/1/; (ii) other Legal Requirements in effect from time to

____________________
/1/ The term "NRC Requirements" is defined in the Glossary of Terms to mean all rules, regulations and licensing requirements of the NRC applicable to the Diablo Canyon Power Plant, including the requirements of the NRC facilities operating licenses for the Diablo Canyon Power Plant and any NRC licenses for any of the Common Facilities, the appendices to the NRC licenses, the Diablo Canyon Power Plant Technical Specifications, the Final Safety Analysis Report submitted to the NRC for the Diablo Canyon Power Plant, any Safety Analysis Report submitted to the NRC with respect to the Common Facilities, and all other documented licensing commitments to the NRC associated with Diablo Canyon Power Plant or Common Facilities, all as maintained, updated and/or amended or modified from time to time in accordance with NRC regulations.

time during the Lease Term; and (iii) the terms and conditions of this Facility Lease to the extent such terms do not conflict with NRC Requirements or other Legal Requirements.

     Section 3.02.  Lessee's Obligations.  Without limiting the generality of
Section 3.01, Lessee agrees to comply with the following obligations:

          (a)  Compliance with Laws and Regulations.  Lessee shall, at its own
               ------------------------------------
cost and expense, be solely responsible for its own compliance and the compliance of the Diablo Canyon Power Plant with all NRC Requirements and other applicable Legal Requirements. In the event that the NRC or any other Government Authority imposes any fine, penalty or monetary sanction on Lessor on account of any act or omission relating to the Diablo Canyon Power Plant, Lessee shall promptly pay such fine, penalty or monetary sanction on Lessor's behalf without any right of reimbursement from Lessor, unless Lessee is in good faith and by appropriate proceedings diligently contesting the validity or appropriateness of any such fine, penalty or monetary sanction.

          (b)  General Operation, Maintenance, Management and Administration.
               -------------------------------------------------------------
Lessee shall, at its own cost and expense, be solely responsible for the day-to-day and long-term operation, maintenance, management, shutdown, retirement, decommissioning and administration of the Diablo Canyon Power Plant, including any planning, design, licensing, construction, improvement, engineering, labor, procurement of materials and supplies, materials management, supplying and managing nuclear fuel, quality assurance, training, security, environmental remediation, handling, storing and transportation of spent nuclear fuel and other hazardous materials, managing governmental affairs, public and community relations and any other activities that are required for the operation, maintenance, management, shutdown, retirement, decommissioning and administration of the Diablo Canyon Power Plant or that may be required to comply with NRC Requirements or other applicable Legal Requirements.

          (c)  Safety.  Lessee shall, at its own cost and expense, be solely
               ------
responsible for the safe possession, use, operation and maintenance of the Diablo Canyon Power Plant, including taking such actions in connection with the use, operation and maintenance of the Diablo Canyon Power Plant as Lessee, in its sole discretion and in compliance with NRC Requirements, deems necessary to protect the health and safety of the public, including the personnel engaged in the operation and maintenance of the Diablo Canyon Power Plant, and to protect the property at the Diablo Canyon Power Plant.

          (d)  Modifications.  Lessee shall, at its own cost and expense, make
               -------------
or cause or permit to be made all modifications to the Diablo Canyon Power Plant as are required by NRC Requirements, any other applicable Law or any Governmental Authority having jurisdiction unless Lessee is in good faith and by appropriate proceedings diligently contesting the validity or application of such Law or ruling of any such Governmental Authority (each, a "Required
                                                                --------
Modification").  In addition, Lessee at any time may, at its own cost and
------------
expense, make or cause or permit to be made any modification to the Diablo Canyon Power Plant as Lessee considers desirable in the proper conduct of its business (any such non-Required Modification being referred to as an "Optional
                                                                      --------
Modification" and, together with Required Modifications, are referred to herein
------------
as "Modifications"). Title to all Modifications shall immediately vest in
    -------------
Lessor.

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          (e)  Documentation.  Lessee shall, at its own cost and expense,
               -------------
prepare and submit on behalf of Lessor all necessary documentation, certifications, reports, budgets, estimates, tax returns, notices and other information required by the NRC or any other Governmental Authority, Law, permit or license to be submitted in connection with the operation of the Diablo Canyon Power Plant.

          (f)  Insurance.  Lessee shall, at its own cost and expense, provide
               ---------
all financial protection required by NRC Requirements and all site insurance coverage required by the Price-Anderson Act and NRC Requirements. Lessee shall, at its own cost and expense, maintain (or cause to be maintained) any other risk property insurance customarily carried by prudent operators of nuclear generating facilities of comparable size and risk to the Diablo Canyon Power Plant, and against loss or damage from such causes as are customarily insured against, subject to availability on commercially reasonable terms. In addition, Lessee will maintain (or cause to be maintained) commercial general liability insurance, including sudden and accidental pollution liability coverage, contractual liability coverage and commercial automobile liability insurance, insuring against claims for bodily injury (including death) and property damage to third parties arising out of the ownership, operation, maintenance, condition and use of the Diablo Canyon Power Plant in amounts customarily maintained by prudent operators of nuclear generating facilities of comparable size and risk to the Diablo Canyon Power Plant. Lessee will periodically review the liability insurance maintained by it or on its behalf and will, if necessary, revise such coverage and limits (including deductibles) in order that the liability insurance maintained by it or on its behalf is consistent with that maintained by prudent operators of similar facilities of comparable size and risk to the Diablo Canyon Power Plant.

          (g)  Licenses and Permits. Lessee shall, at its own cost and expense,
               --------------------
monitor and maintain compliance with all permits, licenses and governmental approvals required in connection with the possession, use, operation, maintenance and decommissioning of the Diablo Canyon Power Plant (collectively, the "Required Permits"). Lessee shall be solely responsible, at its own cost and
     ----------------
expense, for implementing the onsite emergency plan for the Diablo Canyon Power Plant and for coordination activities with the appropriate Governmental Authorities in accordance with their respective offsite emergency plans. Lessee shall (i) prepare any application, filing or notice related to the Required Permits, (ii) cause such materials to be submitted to and represent Lessor in contacts with, the appropriate Governmental Authority, and (iii) perform all ministerial or administrative acts necessary for timely issuance and the continued effectiveness thereof.

          (h)  Contract and Claims Administration.  Except for limited liability
               ----------------------------------
company organizational matters and other such internal matters which are within the control of Lessor, Lessee shall, at its own cost and expense, represent Lessor and shall administer and perform Lessor's obligations and responsibilities under all agreements and contracts entered into by Lessor with respect to the Diablo Canyon Power Plant (including agreements and contracts entered into prior to the date of this Facility Lease that are still in effect), and Lessor hereby authorizes Lessee to act, as Lessee deems necessary or appropriate in Lessee's sole discretion, on Lessor's behalf with respect to all matters related to or associated with all such contracts and agreements, including pursuing litigation in Lessor's name or taking such other action as Lessee may deem necessary or appropriate in its sole discretion to protect Lessor's rights or to collect damages as a result of a breach by a third party under any such contract or agreement. Without limiting the generality of the foregoing, Lessee shall monitor the performance of the contractors under such agreements and contracts and shall perform on behalf of Lessor all of Lessor's supervisory responsibilities thereunder, including the authorizing of payments by Lessor, the review of contractor submissions and requests for approval and the giving of any notices required from Lessor under such agreements and contracts.

          (i)  Decommissioning.  Lessee shall be solely responsible for the
               ---------------
decommissioning of the Diablo Canyon Power Plant in accordance with NRC Requirements and any other Legal Requirements. Lessee's responsibilities shall include all necessary planning, engineering, permitting, reporting and carrying out or overseeing of such decommissioning (all of which together are referred to as "Decommissioning Activities"). Notwithstanding Section 3.02(j) below, Lessor
    --------------------------
shall reimburse Lessee for the cost of all Decommissioning Activities to the extent that such costs are payable out of the Diablo Canyon Decommissioning Master Trust Agreements. Lessee shall be solely responsible for all costs of Decommissioning Activities not paid out of the Diablo Canyon Nuclear Decommissioning Trust.

          (j)  Costs and Expenses.  Lessee shall be solely responsible for all
               ------------------
costs and expenses associated with the possession, use, operation and maintenance of the Diablo Canyon Power Plant, including all property and other taxes, lease payments, utilities, salaries, permit and license fees, insurance premiums, environmental and regulatory compliance costs, professional fees and expenses, capital expenditures and fuel costs.

          (k)  Access to and Control of the Exclusion Area.  Without limiting
               -------------------------------------------
the generality of Section 3.01 above, Lessee shall have the sole authority to determine all activities within the exclusion area boundary for the Diablo Canyon Power Plant, as that boundary is defined in the Diablo Canyon Final Safety Analysis Report, to the extent required to satisfy applicable NRC Requirements, including 10 C.F.R. Part 100. Such authority shall include authority to control ingress and egress by employees, representatives and contractors of Lessor.

                                  ARTICLE IV

                          LIABILITIES OF THE PARTIES

     Section 4.01. Limitations of Liability. Notwithstanding any provision in this Facility Lease to the contrary, neither Party hereto, nor their Affiliates, constituent members or their constituent members' Affiliates, nor any of their respective officers, directors, employees, agents, shareholders, members, partners or representatives shall be liable in connection with this Facility Lease or the performance of its obligations hereunder for any consequential or indirect loss or damage, including loss of revenues, cost of capital, loss of goodwill, increased operating costs or any other special or incidental damages. The Parties further agree that the waivers and disclaimers of liability, indemnities, releases from liability, and limitations on liability expressed in this Facility Lease shall survive termination or expiration of this Facility Lease, and shall apply whether in contract, equity, tort or otherwise, even in the event of the fault, negligence, including sole negligence, strict liability or breach of the party indemnified, released or whose liabilities are limited, and shall extend to the partners, principals, shareholders, members, directors, officers, employees and agents of each Party and their respective Affiliates.

     Section 4.02. No Warranties or Guarantees. EXCEPT AS EXPRESSLY PROVIDED IN THIS FACILITY LEASE, NEITHER PARTY MAKES ANY WARRANTIES OR GUARANTEES TO THE OTHER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE DIABLO CANYON POWER PLANT, OR ANY OTHER SUBJECT MATTER OF THIS FACILITY LEASE, AND BOTH PARTIES DISCLAIM AND WAIVE ANY IMPLIED WARRANTIES OR WARRANTIES IMPOSED BY LAW.

                                   ARTICLE V

                              GENERAL PROVISIONS

     Section 5.01. Complete Agreement. This Facility Lease constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between this Facility Lease and any Appendix, Schedule or Exhibit, the Appendix, Schedule or Exhibit, as the case may be, shall prevail.

     Section 5.02. Counterparts. This Facility Lease may be executed in counterparts, each of which shall be deemed to be an original copy of this Facility Lease, but all of which, when taken together, shall be deemed to constitute one and the same agreement.

     Section 5.03. Notices. All notices, consents, requests, waivers, claims or other communications required or permitted under this Facility Lease shall be in writing and shall be deemed effectively given the earliest of (a) when received, (b) when delivered personally (with written confirmation of receipt),
(c) when delivered by facsimile (with receipt of confirmation by voice or otherwise), (d) one Business Day after being deposited with a nationally recognized overnight courier service (receipt requested) or (e) four Business Days after being deposited with the U.S. mail, registered or certified, postage prepaid, and in each case addressed as follows:

     To Lessor:
     ___________________________________
     ___________________________________
     ___________________________________
     Attention: ________________________
     Facsimile No.______________________

     with a copy (not constituting notice) to:

     ___________________________________
     ___________________________________
     ___________________________________
     Attention: ________________________
     Facsimile No.______________________

     To Lessee:
     ___________________________________
     ___________________________________
     ___________________________________
     Attention: ________________________
     Facsimile No.______________________


     with a copy (not constituting notice) to:

     ___________________________________
     ___________________________________
     ___________________________________
     Attention: ________________________
     Facsimile No.______________________


Either Party may, by written notice to the other Party, change the address or facsimile number to which notices are to be given.

     Section 5.04. Waivers. No failure to exercise and no delay in exercising, on the part of any Party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Facility Lease or the documents referred to in this Facility Lease shall be discharged by a Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such Party; (b) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of such Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Facility Lease or the documents referred to in this Facility Lease.

     Section 5.05. Amendments. Neither this Facility Lease nor any terms, covenants, agreements, conditions or provisions hereof may be amended, supplemented or modified except in accordance with this Section 5.06. The Parties may, from time to time, (a) enter into written amendments, supplements or modifications hereto for the purpose of adding or modifying any provisions to this Facility Lease or changing in any manner the rights of the Parties hereunder or (b) waive, on such terms and conditions as may be specified in writing, any of the requirements of this Facility Lease.

     Section 5.06. Assignment. The rights of the Parties under this Facility Lease shall not be assignable or transferable (whether by operation of law or otherwise) without the prior written consent of the non-assigning Party, which consent may be granted or withheld in such Party's sole discretion.

     Section 5.07. Successors and Assigns. This Facility Lease shall be binding in all respects upon, inure to the benefit of and be enforceable by the successors and permitted assigns of the Parties.

     Section 5.08. Third Party Beneficiaries. This Facility Lease and all of its provisions and conditions are solely for the benefit of the Parties and shall not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, cause of action or other right in excess of those existing without reference to this Facility Lease.

     Section 5.09. Governing Law. This Facility Lease shall be governed by, and construed and enforced in accordance with, the Laws of the State of California without regard to the principles of conflicts of Laws thereunder, except to the extent that certain matters are preempted by federal Law or by the Law of the jurisdiction of organization of the applicable Party. Except as expressly provided in this Section 5.09, the scope of the foregoing governing law provision is intended to be all-encompassing of any and all disputes that may be brought in any court or any mediation or arbitration proceeding and that relate to the subject matter of this Facility Lease, including, without limitation, contract claims.

     Section 5.10. Severability. Any provision of this Facility Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Furthermore, if any provision of this Facility Lease or the application thereof to any Person or circumstance is determined by a nonappealable decision by a court, administrative agency or arbitrator with jurisdiction of the matter to be invalid, void or unenforceable in any respect, the remaining provisions of this Facility Lease, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Facility Lease so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible, provided any such amendments, supplements or modifications are consistent with the Plan of Reorganization and the Confirmation Order.

     Section 5.11. Compliance with Laws. This Facility Lease and all rights, obligations and performances of the Parties hereunder, are subject to all applicable federal and state Laws and to all duly promulgated orders and other duly authorized action of all Governmental Authority having jurisdiction.

     Section 5.12. No Joint Venture. Nothing in this Facility Lease, creates or is intended to create an association, trust, partnership or joint venture or impose a trust or partnership duty, obligation or liability on or with regard to any Party.

     Section 5.13. Further Assurances. The Parties agree to (a) furnish upon request to each other such further information, (b) execute and deliver to each other such other documents, and (c) do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Facility Lease and the documents referred to in this Facility Lease.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, the Parties have executed this Facility Lease through their duly authorized officers or representatives as of the date first set forth in the Preamble to this Facility Lease.

                                   ELECTRIC GENERATION LLC



                                   By:______________________________
                                      Name:
                                      Title:



                                   DIABLO CANYON LLC


                                   By:______________________________
                                      Name:
                                      Title:

                                   EXHIBIT A
                                   ---------

                   Description of Diablo Canyon Power Plant

1.   [Legal description of land to follow.]

2. [Description of all offsite facilities or equipment that Diablo Canyon LLC will acquire, such as the sirens, to follow.]

3. [Description of Common Facilities to follow. Among other things, the term "Common Facilities" will include any independent spent fuel storage installation at the Diablo Canyon Power Plant.]

                                      A-1